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                                                                     EXHIBIT 5.3

               [MORRIS, JAMES, HITCHENS & WILLIAMS LLP LETTERHEAD]




                                October 30, 2002

Southwest Airlines Co.
P.O. Box 36611
Dallas, Texas 75235


                  Re:      Southwest Airlines Co. --
                           Pass Through Certificates, Shelf Registration


Ladies and Gentlemen:

                  We have acted as special counsel for Wells Fargo Delaware Trust Company, a Delaware banking corporation (the " Trust Company"), in its individual capacity and as Trustee (the "Trustee"), under a Pass Through Trust Agreement (the "Agreement"), to be entered into between Southwest Airlines Co., a Texas corporation ("Southwest"), and the Trustee. The Trustee will issue Pass Through Certificates pursuant to the Agreement in one or more series in an aggregate principal amount of up to $1,000,000,000 (the "Pass Through Certificates"), to be registered with the Securities and Exchange Commission under the Securities Act of 1993, as amended (the "1993 Act"), by a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement").

                  As such counsel, we have participated in the preparation of forms of each of the Pass Through Certificates and the Agreement, and we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of this opinion.

                  The opinions set forth herein are based on and limited to the Federal laws of the United States of America governing the banking and trust powers of the Trust Company and the laws of the State of Delaware.


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                  Based on the foregoing, we are of the opinion that, with
respect to the Pass Through Certificates of each series, when (a) the Agreement and the Trust Supplement establishing the terms of the Pass Through Certificates of such series and forming the related Trust shall have been duly authorized, executed and delivered by Southwest and the Trustee in accordance with the terms and conditions of the Agreement, and (b) the Pass Through Certificates of such series shall have been duly executed, authenticated, issued and delivered by the Trustee and sold as contemplated by each of the Registration Statement, the Prospectus for the Pass Through Certificates (the "Prospectus") constituting part of the Registration Statement, the supplement or supplements to the Prospectus relating to the Pass Through Certificates of such series, the Agreement and the related Trust Supplement, assuming the due authorization, execution and delivery of the Agreement by Southwest and the Trustee, that the terms of the Pass Through Certificates of such series are in compliance with then applicable law, that the executed Agreement and Pass Through Certificates are materially identical, in all respects relevant to the opinions expressed herein, to the forms thereof examined by us and that the then applicable law is materially identical, in all respects relevant to the opinions expressed herein, to such laws as in effect on the date hereof, (i) the Agreement, as supplemented by the Trust Supplement, will constitute a valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity, and (ii) the Pass Through Certificates of such series will be validly issued and will be entitled to the benefits of the Agreement and the related Trust Supplement.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1993 Act or the Rules and Regulations of the Securities and Exchange Commission.

                                                     Very truly yours,


                                                     /s/ MORRIS, JAMES, HITCHENS
                                                     & WILLIAMS LLP